Exhibit 107

Calculation of Filing Fee Tables

Form S-1/A
(Form Type)

CHEMOMAB THERAPEUTICS LTD.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, no par value, as represented by American Depositary Shares	(1)	$20,700,000.00	$.0001102	$2,281.14
Fees to be Paid	Equity	Pre-Funded Warrants to purchase on American Depositary Share (3)	(4)

Fees to be Paid	Equity	American Depositary Shares issuable upon exercise of Pre-Funded Warrants (3)	(1)

	Total Offering Amounts			$20,700,000.00		$2,281.14
	Total Fees Previously Paid					$3,306.00
	Total Fee Offsets					-
	Net Fee Due					$0.00

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Each ADS represents twenty (20) ordinary shares of the registrant. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-229522).

(3)
The registrant may issue pre-funded warrants to purchase ADSs in the offering. The purchase price of each pre-funded warrant will equal the price per share at which ADSs are being sold to the public in this offering, minus $0.001, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the pre-funded warrant will equal $0.001 per share (subject to adjustment as provided for therein). The proposed maximum aggregate offering price of the ADSs proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and the proposed maximum offering price of the pre-funded warrants to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any ADSs sold in the offering.

(4)	No fee pursuant to Rule 457(g) of the Securities Act.